SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported) October 6, 1995
                                                -----------------



                  MANAGEMENT TECHNOLOGIES, INC.
-------------------------------------------------------------------

Exact name of Registrant as specified in its Charter)


                           NEW YORK
-------------------------------------------------------------------

(State or other jurisdiction of incorporation)


     0-17206                              13-3029797
---------------------               -----------------------------

Commission File No.                 I.R.S. Employer Identification
630 Third Avenue, New York, NY            10017
--------------------------------    -----------------------------

Address of principal                Zip Code
executive offices


      (212) 983-5620
-------------------------------

Registrant's telephone number,
including area code








ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS


          On September 11, 1995, Mr. Dan Sladden, a Director of the Registrant
("the Company")      advised the Chairman of the Board of the Company that he
elected to resign from the Company. Thereafter, the Company accepted Mr. Sladden's resignation. Mr. Sladden did not have any disagreement with the Company on any matter relating to its operations, policies, or practices. Annexed hereto and marked Exhibit 17.03 is a copy of Mr. Sladden's resignation.
          The Company, on September 27, 1995, accepted the resignation of Keith Williams, Chief Operating Officer, President, and a Director of the Company. Mr. Williams informed the Board that he was in disagreement with the Board's


                                          2
policies and practices concerning the management of the Company. The Board accepted Mr. Williams' resignation, and it is the Board of Directors' position that Mr. Williams, as President and Chief Operating Officer of the Company, was in charge of all business operations of the Company, and that the Board was dissatisfied with Mr. Williams' job performance as President and Chief Operating Officer of the Company. Mr. Williams claimed that the Board has not acted in the best interests of shareholders and submitted to the Board a copy of an unsigned draft memorandum by Mr. Guazzoni, a Director of the Company, as part of
the reason for his resignation.   Mr. Guazzoni has informed the Board that his
draft memorandum dated July 26, 1995 was circulated for comments only; it was never signed nor issued. Additionally, Mr. Williams disagreed with the Board's proposed appointment of Mr. Peter Morris as a Director of the Company and as Managing Director for Trading Systems, Ltd., a subsidiary of the Company. He claimed that the appointment of Mr. Morris was not in the best interests of shareholders; however, this has been rejected by the Board. Mr. Morris has been Manager of the Trading Systems Division of the Company for the past five years, and in the Board's view is qualified for the position of Managing Director of Trading Systems, and is further qualified to serve on the Board if he accepts the appointment.
          As Mr. Williams voluntarily resigned, it is the Company's position that he is not entitled to a bonus and/or other payments under his agreement with the Company other than accrued vacation and verified expenses to which he may be entitled, upon Mr. Williams' verification of those items. The Company anticipates that it may be in litigation with Mr. Williams with respect to his Employment Agreement. Annexed hereto and made a part hereof, and marked Exhibit 17.04, is a copy of Mr. Williams' letter of resignation and attachment.
          On September 27, 1995, the Company received and accepted the resignation of Nigel Cole as Chief Financial Officer. Annexed hereto and made a


                                          3
part hereof and marked Exhibit 99.01 is a copy of Mr. Cole's resignation. Mr. Cole worked directly with Mr. Williams and his statement that the Company's subsidiaries are trading in England without reasonable certainty that there are funds required to meet the payments of creditors was not accepted by the Board, in that the Company is in the process of raising working capital for the Company. It is the Board's view that Mr. Cole resigned as a result of his association and long-standing relationship with Mr. Williams. Mr. Cole has advised the Company that he would remain for a period of three months or until the Company finds a replacement for his position.
          The Company appointed Mr. Peter Svennilson, its Chairman, as temporary Chief Executive Officer for a short time period following Mr. William's resignation, and on October 2, 1995, appointed Mr. Paul Ekon as a Director and Chief Executive Officer of the Company. Mr. Ekon is a businessman and has been engaged in the manufacturing and marketing business, and as a principal of other business operations in South Africa since 1990. He represents a number of shareholders of the Company. Mr. Svennilson will continue as Chairman of the Board of the Company.

ITEM 7:   EXHIBITS
          17.03.         Resignation letter of Dan Sladden.
          17.04.         Resignation letter of Keith Williams.
          99.01.         Resignation letter of Nigel Cole.



SIGNATURES




                                          4
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    New York, New York
October 6, 1995


                              MANAGEMENT TECHNOLOGIES, INC.
                              ----------------------------------------

                            (Registrant)
                               /s/ Paul Ekon

                                        PAUL EKON
                              Chief Executive Officer